                                                                    Exhibit 3.22


                                                                          Page 1

                               State of Delaware

                        Office of the Secretary of State

                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "FUNK & WAGNALLS CORPORATION", CHANGING ITS NAME FROM "FUNK & WAGNALLS CORPORATION" TO "K-III REFERENCE CORPORATION", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF DECEMBER, A.D. 1995, AT 3 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

               [SEAL]                     /s/ Edward J. Freel
                                          -------------------------------------
                                          Edward J. Freel, Secretary of State

2247702  8100                             AUTHENTICATION: 7764562
950302568                                 DATE: 12-22-95

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          FUNK & WAGNALLS CORPORATION

                                   ----------

               Pursuant to Section 242 of the General Corporation
                          Law of the State of Delaware

     Funk & Wagnalls Corporation, a corporation organized and existing under and by virtue of the Delaware General Corporation Law (hereinafter called the "Corporation"). DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation, by unanimous written consent of its members, filed with the minutes of the Board duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and proposing such amendment to the sole stockholder of the Corporation for such stockholder's consideration. The resolution setting forth the proposed amendment as follows:

          "RESOLVED, that the Board of Directors hereby deems it advisable and in the best interests of the Corporation and its stockholders that the Certificate of Incorporation of the Corporation (the "Charter") be amended by deleting Article FIRST thereof in its entirety and by substituting, in lieu of said Article, the following new Article:

          `FIRST: The name of the Corporation is K-III Reference Corporation;
     and

          RESOLVED, that the foregoing amendment to the Charter be, and the same hereby is, approved and adopted, subject to the approval of such amendment by the sole stockholder of the Corporation; and further


          RESOLVED, that the submission of the foregoing amendment for approval by the sole stockholder of the Corporation be, and the same hereby is, approved."

     SECOND: That thereafter, by written consent filed with the minutes of the Corporation, the sole stockholder approved said amendment as adopted by the Board of Directors.

     THIRD: That the above amendment was duly adopted in accordance with the provisions of Section 242 General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Funk & Wagnalls Corporation has caused this certificate to be signed by Curtis A. Thompson, Vice President, and attested by Beverly C. Chell, Secretary, this 19th day of December, 1995.


                                        Funk & Wagnalls Corporation

                                        By: /s/ Curtis A. Thompson
                                            -----------------------------
                                              Curtis A. Thompson
                                              Vice President

ATTEST:

By: /s/ Beverly C. Chell
    -----------------------------
       Beverly C. Chell
       Secretary

                                State of Delaware


                                     [LOGO]

                          Office of Secretary of State

                          ----------------------------


     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF FUNK & WAGNALLS ACQUISITION CORPORATION FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF JUNE, A.D. 1991, AT 10 O'CLOCK A.M.


                                           /s/ Michael Harkins,
                                           ------------------------------------
                                           Michael Harkins, Secretary of State


      DEPARTMENT OF STATE
OFFICE OF THE SECRETARY OF STATE
          DELAWARE

                                           AUTHENTICATION: 3079951
721165021                                            DATE: 06/14/1991

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                    FUNK & WAGNALLS ACQUISITION CORPORATION

                                 * * * * * * *

               Pursuant to Section 242 of the General Corporation
                          Law of the State of Delaware

                                 * * * * * * *

     Funk & Wagnalls Acquisition Corporation a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: that the Board of Directors of the Corporation, by unanimous written consent of its members, filed with the minutes of the Board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and proposing such amendment to the sole stockholder of said Corporation for such stockholder's consideration. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting Article FIRST thereof in its entirety and substituting in lieu of said Article the following new Article: FIRST: The name of the Corporation is Funk & Wagnalls Corporation".

     SECOND: That thereafter, upon written waiver of notice any by written consent, filed with the minutes of the

Corporation, the sole stockholder approved said amendment as proposed by the Board of Directors.

     THIRD: The amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Funk & Wagnalls Acquisition Corporation has caused this certificate to be signed by Charles G. McCurdy, its President, and attested by Beverly C. Chell, its Secretary, the 13th day of June, 1991.

                                           Funk & Wagnalls Acquisition
                                           Corporation

                                           /s/ Charles G. McCurdy
                                           -----------------------------------
                                                  Charles G. McCurdy
                                                     Vice President

ATTEST:

By /s/ Beverly C. Chell
-----------------------------------
     Beverly C. Chell
        Secretary

                                State of Delaware

                                     [LOGO]

                          Office of Secretary of State

                          ----------------------------


     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF FUNK & WAGNALLS ACQUISITION CORPORATION FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF NOVEMBER, A.D. 1990, AT 11 O'CLOCK A.M.

                                           /s/ Michael Harkins,
                                           ------------------------------------
                                           Michael Harkins, Secretary of State


      DEPARTMENT OF STATE
OFFICE OF THE SECRETARY OF STATE
          DELAWARE


                                           AUTHENTICATION: 2868437
720332086                                            DATE: 11/28/1990

                          CERTIFICATE OF INCORPORATION

                                       OF

                    FUNK & WAGNALLS ACQUISITION CORPORATION

          The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

          FIRST: The name of the Corporation is Funk & Wagnalls Acquisition Corporation.

          SECOND: The registered office and registered agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 1,000 shares of Common Stock par value $.01 each.

          FIFTH: The name and address of the incorporator is Beverly C. Chell, 717 Fifth Avenue, New York City, New York 10022.

          SIXTH: The Board of Directors of the Corporation acting by majority vote, may alter, amend or repeal the By-Laws of the Corporation.

          SEVENTH: Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on November 28, 1990.



                                       /s/ Beverly C. Chell
                                       -----------------------------
                                           Beverly C. Chell